UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2023

Appgate, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52776	20-3547231
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

2 Alhambra Plaza, Suite PH-1-B, Coral Gables, FL 33134
(Address of principal executive offices) (Zip Code)

(866) 524-4782
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement.

Note Issuance Agreement; Note Purchase Agreement

On July 20, 2023, Appgate Cybersecurity, Inc., a Delaware corporation (“Legacy Appgate”) and a wholly owned subsidiary of Appgate, Inc., a Delaware corporation (“Appgate” or the “Company”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Appgate Funding, LLC (the “Purchaser”) and a Note Issuance Agreement (the “Note Issuance Agreement”) with the Company, Legacy Appgate’s wholly owned domestic subsidiaries (the “Domestic Subsidiary Guarantors” and, together with the Company, the “Note Guarantors”) and the Purchaser (the Note Purchase Agreement and the Note Issuance Agreement, collectively, the “Note Agreements”).

Pursuant to the Note Agreements, Legacy Appgate issued and sold to the Purchaser $2.5 million aggregate principal amount of convertible notes due 2026 (the “Initial Convertible Notes”). In addition, pursuant to the terms of the Note Purchase Agreement, Purchaser or its affiliates has the right to purchase up to an additional $27.5 million in Convertible Notes on or prior to July 20, 2025 (any such notes, “Additional Convertible Notes”, and together with the Initial Convertible Notes, the “Convertible Notes”). The Convertible Notes mature on May 9, 2026, subject to extension to May 9, 2028 at the election of either Purchaser or the representative under the Company’s previously reported amended and restated note issuance agreement, dated June 9, 2023.

Interest on the Convertible Notes is payable at the Company’s election in cash, in kind (“PIK Interest”), or in a combination of cash and PIK Interest; provided, that the Company may not pay cash interest prior to July 20, 2024. The Convertible Notes bear interest at the annual rate of 9.50%, regardless of whether interest is paid in cash or in PIK Interest. At any time prior to maturity, the Convertible Notes are convertible, at the option of the Purchaser, into shares of common stock of the Company at a rate of 585.74960 shares for each $1,000 principal amount of Convertible Notes. In addition, Legacy Appgate’s obligations under the Convertible Notes and other related agreements are secured by a second priority security interest in favor of the Purchaser in substantially all assets of Legacy Appgate and the Note Guarantors.

Other key terms of the Convertible Notes follow:

Guarantees. The Convertible Notes are unconditionally guaranteed jointly and severally by the Note Guarantors.

Repurchase Upon a Fundamental Change. Upon the occurrence of a fundamental change, each holder of Convertible Notes would have the option to require Legacy Appgate to repurchase for cash all or any portion of such holder’s Convertible Notes at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon.

Repurchase Upon a Change of Control. Upon the occurrence of a change of control, each holder of Convertible Notes would have the option to require Legacy Appgate to repurchase for cash all or any portion of such holder’s Convertible Notes at a repurchase price equal to 110% of the principal amount thereof plus accrued and unpaid interest thereon.

Covenants. The Note Issuance Agreement contains restrictive covenants that, among other things, generally limit the ability of the Company and certain of its subsidiaries to: (i) incur additional debt and issue disqualified stock; (ii) create liens; (iii) pay dividends, acquire shares of capital stock, or make investments; (iv) issue guarantees; (v) sell assets and (vi) enter into transactions with affiliates. The Note Issuance Agreement also contains a financial covenant that requires that the Company maintain liquidity of not less than $5.0 million as of the last day of each fiscal quarter. The foregoing restrictive covenants are subject to a number of important exceptions and qualifications, as set forth in the Note Issuance Agreement.

Events of Default. The Note Issuance Agreement provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others: (i) nonpayment of principal or interest; (ii) breach of covenants or other agreements in the Note Issuance Agreement; (iii) defaults in failure to pay certain other indebtedness; and (iv) certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is continuing under the Note Issuance Agreement, holders of at least 25% in aggregate principal amount of the Convertible Notes then outstanding may declare the principal of, premium, if any, and accrued interest on all the Convertible Notes immediately due and payable.

Registration Rights Agreement

Concurrently with the execution of the Note Agreements, Appgate and the Purchaser entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which, Appgate is obligated to file a registration statement by no later than October 31, 2023 to register the resale of certain securities of Appgate (including Appgate’s common stock issuable upon conversion of the Convertible Notes) held by the Purchaser.

Amendment to Amended and Restated Revolving Credit Agreement

As previously reported, on June 9, 2023, Appgate, Legacy Appgate, as borrower, the Domestic Subsidiary Guarantors, as guarantors, and SIS Holdings, L.P. as lender (“SIS Holdings”), entered into an amended and restated revolving credit agreement (as amended, the “A&R Revolving Credit Agreement”) providing for a $50.0 million revolving credit facility secured by a second priority security interest in substantially all assets of Legacy Appgate, Appgate and the Domestic Subsidiary Guarantors.

Concurrently with the execution of the Note Agreements, Appgate, Legacy Appgate, the Domestic Subsidiary Guarantors and SIS Holdings entered into an amendment to the A&R Revolving Credit Agreement (“Amendment No. 1”), pursuant to which the A&R Revolving Credit Agreement was amended to (i) allow for the issuance of the Convertible Notes and the grant of a second priority security interest to Purchaser to secure the obligations under the Convertible Notes and (ii) secure the obligations under the A&R Revolving Credit Agreement with a third priority security interest in substantially all assets of Legacy Appgate, Appgate and the Domestic Subsidiary Guarantors. Except for the foregoing, the material terms of the A&R Revolving Credit Agreement remain unchanged.

Junior Intercreditor Agreement

Concurrently with the execution of the Note Agreements, Purchaser, as original senior agent, SIS Holdings, as original subordinated agent, Appgate, Legacy Appgate and the Domestic Subsidiary Guarantors entered into an intercreditor and subordination agreement (the “Junior Intercreditor Agreement”), setting forth the relative rights of the Purchaser under the Convertible Notes, on the one hand, and SIS Holdings under the A&R Revolving Credit Agreement, on the other hand, including their respective security interests in the collateral.

Amended and Restated Intercreditor Agreement

As previously reported, on June 9, 2023, U.S. Bank Trust Company, National Association, as collateral agent (the “Collateral Agent”) and as original senior agent, SIS Holdings, as original subordinated agent, Appgate, Legacy Appgate, Easy Solutions Japan, GK (“ES Japan”), Easy Solutions S.A.S (“ES Colombia”), and the Domestic Subsidiary Guarantors entered into an intercreditor and subordination agreement (as amended, the “Intercreditor Agreement”), setting forth the relative rights of the Collateral Agent and the other secured parties under certain notes (the “Magnetar Notes”) issued to Magnetar Financial LLC or its affiliates (“Magnetar”), on the one hand, and SIS Holdings under the A&R Revolving Credit Agreement, on the other hand, including their respective security interests in the collateral.

Concurrently with the execution of the Note Agreements, Appgate, Legacy Appgate, the Domestic Subsidiary Guarantors, ES Japan, ES Colombia, the Collateral Agent, SIS Holdings and the Purchaser entered into an Amended and Restated Intercreditor and Subordination Agreement (the “A&R Intercreditor Agreement”), setting forth the relative rights of the Collateral Agent and other secured parties under the Magnetar Notes, the Purchaser under the Convertible Notes and SIS Holdings under the A&R Revolving Credit Agreement, including each party’s respective security interests in the collateral.

The foregoing descriptions of the Note Issuance Agreement, the Note Purchase Agreement, the Registration Rights Agreement, Amendment No. 1, the Junior Intercreditor Agreement and the A&R Intercreditor Agreement are only summaries and are qualified in their entireties by reference to the full text of the Note Issuance Agreement, the Note Purchase Agreement, the Registration Rights Agreement, Amendment No. 1, the Junior Intercreditor Agreement and the A&R Intercreditor Agreement, which are filed herewith as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Note Issuance Agreement, the Note Purchase Agreement, the Convertible Notes and Amendment No. 1 is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Note Issuance Agreement, the Note Purchase Agreement and the Convertible Notes is incorporated by reference in this Item 3.02.

The offer and sale of the Convertible Notes and any Company common stock issuable upon conversion of the Convertible Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements. Nothing contained in this Current Report on Form 8-K constitutes an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

In the Note Purchase Agreement, the Purchaser represented to Appgate that it is an “accredited investor”, as defined in Rule 501 promulgated under the Securities Act, and Appgate’s offer and sale of the Convertible Notes and the common stock issuable upon conversion of the Convertible Notes have been made in reliance upon the exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2023, the Board of Directors of the Company approved the First Amendment (the “Plan Amendment”) to the Company’s 2021 Incentive Compensation Plan (the “2021 Plan”) to amend the definition of “Change of Control” therein to provide that if Manuel D. Medina, Medina Capital Partners, LP or any of their respective affiliates (“Medina Capital”) becomes the Beneficial Owner (as defined in the 2021 Plan) of stock of the Company that, together with the stock held by such Person or Group (as each such term is defined in the 2021 Plan), constitutes more than fifty percent (50%) of the total Voting Securities (as defined in the 2021 Plan) of the Company, such event shall not be deemed a “Change of Control”. This exclusion was inadvertently originally omitted within the definition in the 2021 Plan.

The foregoing description of the Plan Amendment is only a summary and is qualified in its entirety by reference to the full text of the Plan Amendment, which is filed herewith as Exhibit 10.7 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1*	Note Issuance Agreement, dated July 20, 2023, by and among Legacy Appgate, Appgate, the other guarantors party thereto and Appgate Funding, LLC.
10.2*	Note Purchase Agreement, dated July 20, 2023, by and among Legacy Appgate, Appgate and Appgate Funding, LLC.
10.3	Registration Rights Agreement, dated as of July 20, 2023, by and between Appgate and Appgate Funding, LLC.
10.4	Amendment to Amended and Restated Revolving Credit Agreement and Pledge and Security Agreement, dated July 20, 2023, by and among Legacy Appgate, Appgate, the other guarantors party thereto and SIS Holdings, L.P.
10.5	Intercreditor and Subordination Agreement, dated July 20, 2023, by and among Appgate Funding, LLC, SIS Holdings, L.P., Appgate, Legacy Appgate and the Domestic Subsidiary Guarantors.
10.6	Amended and Restated Intercreditor and Subordination Agreement, dated July 20, 2023, by and among U.S. Bank Trust Company, National Association, Appgate Funding, LLC, SIS Holdings, Appgate, Legacy Appgate, the Domestic Subsidiary Guarantors, ES Japan and ES Colombia.
10.7	First Amendment to the Appgate, Inc. 2021 Equity Incentive Plan, effective as of July 20, 2023
104	Cover Page Interactive Data File

* The schedules (or similar attachments) to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). Appgate agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2023	Appgate, Inc.

	By:	/s/ Leo Taddeo
Name: Leo Taddeo
Title: Chief Executive Officer and President
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